Exhibit 99.1

OTI Reports Second Quarter 2017 Financial Results

●	Revenues increase 73% compared to prior quarter and 44% compared to same year-ago period

●	Gross profit increase 56% quarter-over-quarter and 42% compared to year ago period

●	Company reports net profit and improved adjusted EBITDA

●	Entered strategic partnership with 365 Retail Markets to serve MicroMarket in the U.S.

ROSH PINNA, ISRAEL — August 9, 2017 — On Track Innovations Ltd. (OTI) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment solutions, reported financial results for the second quarter ended June 30, 2017.

Q2 2017 Operational Highlights

●	Delivered first batch of 3,000 payment systems to the Japanese market.

●	Signed global supply agreement with Dover Fueling Solutions, facilitating entry into North American fueling market

●	Announced with Apriva the launch of a semi-integrated solution for unattended market

Q2 2017 Financial Details

●	Total quarterly revenue increased to $6.9 million, a 73% increase from $4.0 million in the prior quarter and a 44% increase from $4.8 million in the same year-ago period.

●	Gross profit increased to $3.5 million (50% of revenues), a 56% increase over $2.2 million (55% of revenues) in the prior quarter and an increase of 42% over $2.5 million (51% of revenues) in the same year-ago period.

●	Net income from continuing operations totaled $86,000 or $0.002 per share, an improvement from a net loss from continuing operations of $782,000 or $(0.02) per share in the prior quarter and an improvement from a net loss from continuing operations of $598,000 or $(0.02) per share in the same year-ago period.

●	Adjusted EBITDA income from continuing operations improved to $536,000, an improvement from a loss of $309,000 in the prior quarter and an improvement from a loss of $133,000 in the same year-ago period (see discussion about the presentation of adjusted EBITDA from continuing operations, a non-GAAP financial measure, below).

Management Commentary - Shlomi Cohen (OTI CEO)

“The second quarter of 2017 marks a significant milestone in our plan to bring OTI to its full potential. We are pleased to report quarterly revenues of more than $6.9 million dollars and quarterly positive adjusted EBITDA income of more than $500,000. This represents not only the highest quarterly revenue level since we started our overhaul of OTI’s operations two years ago, but also the highest quarterly revenue achieved since the second quarter of 2014.”

“Our achievements for the second quarter of 2017 result from significant growth in both our retail segment and petroleum segment. In our retail segment, we saw increased sales and the delivery of new products into new and expanding markets and verticals together with outstanding achievement to recover in very short time on lost accounts. In the US market alone we saw a growth of 200% in our reader sales compared to the prior quarter. In our PetroSmart division, we saw during the second quarter of 2017 a revenue growth of more than 100% compared to the first quarter, resulting from long-term efforts to grow existing and new opportunities. In total the second quarter of 2017 presented an increase in revenues of more than 70% compared to the prior quarter and more than 40% compared to the second quarter of 2016 together with positive adjusted EBITDA.”

“We followed our plans, executed our strategy, and delivered the expected results. For the long term, I strongly believe that we will continue to see growth within our different verticals and present a positive adjusted EBITDA in 2017.”

Conference Call

OTI will hold a conference call on Wednesday, August 9 at 9:00 AM EDT to discuss results for the second quarter of 2017.

OTI CEO Shlomi Cohen and CFO Yishay Curelaru will host the presentation, followed by a question and answer period.

Date:	Wednesday, August 9th, 2017

Time:	9:00 AM Eastern Daylight Time (EDT)

Toll-Free Dial-In Number:	1-877-870-4263

International Dial-In Number:	1-412-317-0790

Conference Title:	On Track Innovations Ltd. Q2 Earnings Conference Call

The conference call will be broadcast simultaneously and available for replay here and via the investor relations section of the company’s website.

Please call the conference telephone number five minutes prior to the start time and request to be joined to the “On Track Innovations Ltd. Q2 Earnings Conference Call”.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of stock-based compensation expense. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the company’s operations since it provides a clear indication of OTI’s operating results. This measure should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for the U.S. GAAP results. The non-GAAP measures included in this press release have been reconciled to the U.S. GAAP results in the tables below.

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share data)

	June 30,	December 31,
	2017	2016
Assets

Current assets
Cash and cash equivalents	$6,242	$5,952
Short-term investments	3,084	5,585
Trade receivables (net of allowance for doubtful accounts of $694 and $720 as of June 30, 2017 and December 31, 2016, respectively)	6,843	5,620
Other receivables and prepaid expenses	1,554	1,638
Inventories	3,180	3,069

Total current assets	20,903	21,864

Long-term restricted deposit for employees benefit	500	453

Severance pay deposits	355	322

Property, plant and equipment, net	5,967	5,788

Intangible assets, net	351	278

Total Assets	$28,076	$28,705

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share data)

	June 30,	December 31,
	2017	2016
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	$4,663	$4,369
Trade payables	7,104	6,957
Other current liabilities	1,991	2,822

Total current liabilities	13,758	14,148

Long-Term Liabilities
Long-term loans, net of current maturities	1,041	1,215
Accrued severance pay	918	811
Deferred tax liability	452	373
Total long-term liabilities	2,411	2,399

Total Liabilities	16,169	16,547

Commitments and Contingencies

Equity
Shareholders’ Equity
Ordinary shares of NIS 0.1 par value: Authorized – 50,000,000 shares as of June 30, 2017 and December 31, 2016; issued: 42,288,077 and 42,243,075 shares as of June 30, 2017 and December 31, 2016, respectively; outstanding: 41,109,378 and 41,064,376 shares as of June 30, 2017 and December 31, 2016, respectively	1,062	1,061
Additional paid-in capital	224,603	224,415
Treasury shares at cost - 1,178,699 shares as of June 30, 2017 and December 31, 2016	(2,000)	(2,000)
Accumulated other comprehensive loss	(904)	(1,236)
Accumulated deficit	(210,854)	(210,082)
Total Equity	11,907	12,158

Total Liabilities and Equity	$28,076	$28,705

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands)

	Three months ended June 30,			Six months ended June 30,
	2017		2016*	2017	2016*
Revenues
Sales		$5,646	$3,584	$8,426	$6,946
Licensing and transaction fees		1,300	1,226	2,540	2,436

Total revenues		6,946	4,810	10,966	9,382

Cost of revenues
Cost of sales		3,476	2,360	5,276	4,609
Total cost of revenues		3,476	2,360	5,276	4,609

Gross profit		3,470	2,450	5,690	4,773
Operating expenses
Research and development		889	747	1,591	1,468
Selling and marketing		1,492	1,321	2,834	2,674
General and administrative		939	902	1,795	1,826
Total operating expenses		3,320	2,970	6,220	5,968

Operating income (loss) from continuing operations		150	(520)	(530)	(1,195)
Financial expenses, net		(39)	(62)	(110)	(155)
Income (loss) from continuing operations before taxes on income		111	(582)	(640)	(1,350)
Income tax		(25)	(16)	(56)	(32)
Net income (loss) from continuing operations		86	(598)	(696)	(1,382)
Net income (loss) from discontinued operations		7	1,947	(76)	1,803
Net income (loss)		93	1,349	(772)	421
Net (income) loss attributable to non-controlling interest		-	(36)	-	27
Net income (loss) attributable to shareholders		$93	$1,313	$(772)	$448
Basic and diluted net income (loss) attributable to shareholders per ordinary share
From continuing operations		**	(0.02)	(0.02)	(0.03)
From discontinued operations		**	0.05	**	0.04

	$	**	$0.03	$(0.02)	$0.01

Weighted average number of ordinary shares used in computing basic and diluted net income (loss) per ordinary share		41,095,788	40,896,863	41,087,729	40,885,668

*     Reclassified to conform with the current period presentation.

**   Less than $0.01 per ordinary share.

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ON TRACK INNOVATIONS LTD.

INTERIM UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENT

The following tables reflect selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results:

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net Income (Loss)	$93	$1,349	$(772)	$421

Net (income) loss from discontinued operations	(7)	(1,947)	76	(1,803)
Financial expenses, net	39	62	110	155
Depreciation	302	309	583	617
Taxes on income	25	16	56	32
Total EBITDA FROM CONTINUING OPERATIONS	$452	$(211)	$53	$(578)

Stock-based compensation	84	78	174	105
Total adjusted EBITDA FROM CONTINUING OPERATIONS	$536	$(133)	$227	$(473)

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ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(In thousands)

	Six months ended June 30,
	2017	2016*

Cash flows from continuing operating activities
Net loss from continuing operations	$(696)	$(1,382)
Adjustments required to reconcile net loss to net cash used in continuing operating activities:
Stock-based compensation related to options issued to employees and others	174	105
Accrued interest and linkage differences, net	(47)	55
Depreciation	583	617
Deferred tax, net	21	32
Gain on sale of fixed assets	(7)	-

Changes in operating assets and liabilities:
Accrued severance pay, net	74	(151)
Increase in trade receivables, net	(1,151)	(1,115)
Decrease in other receivables and prepaid expenses	90	215
(Increase) decrease in inventories	(47)	590
(Decrease) increase in trade payables	(396)	290
Decrease in other current liabilities	(855)	(453)
Net cash used in continuing operating activities	(2,257)	(1,197)

Cash flows from continuing investing activities
Purchase of property and equipment, net	(98)	(139)
Change in short-term investments, net	2,500	(884)
Investment in capitalized product costs	(157)	(98)
Proceeds from restricted deposit for employee benefits	44	-
Advance payment from sale of property	-	396
Proceeds from sale of fixed assets	12	-

Net cash provided by (used in) continuing investing activities	2,301	(725)

Cash flows from continuing financing activities
Increase in short-term bank credit, net	213	81
Proceeds from long-term bank loans	-	27
Repayment of long-term bank loans	(374)	(538)
Proceeds from exercise of options and warrants	15	**
Net cash used in continuing financing activities	(146)	(430)

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(71)	(214)
Net cash provided by discontinued investing activities	-	1,949
Total net cash (used in) provided by discontinued operations	(71)	1,735

Effect of exchange rate changes on cash and cash equivalents	463	(17)

Increase (decrease) in cash and cash equivalents	290	(634)
Cash and cash equivalents at the beginning of the period	5,952	5,450

Cash and cash equivalents at the end of the period	$6,242	$4,816

(*)      Reclassified to conform with the current period presentation

(**)    Less than $1

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Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions, we are making forward-looking statements. For example, we are using forward-looking statements when we discuss our expectations regarding our growth or profitability, new opportunities, a positive adjusted EBITDA in 2017 and delivery long-term shareholder value. Because such statements deal with future events and are based on OTI’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of OTI could differ materially from those described in or implied by the statements in this press release. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, or new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016, and in subsequent filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Except as otherwise required by law, OTI disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

OTI Investor Contact

ir@otiglobal.com

OTI Press Contact

Neil Barr
Director of Marketing
+972-4-686-8004
press@otiglobal.com

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